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                                                                    EXHIBIT 23.5


                     CONSENT OF BURKE CAPITAL GROUP L.L.C.
                (FORMERLY BROWN, BURKE CAPITAL PARTNERS, L.L.C.)

                                               December 31, 2002


Board of Directors
United Financial Holdings, Inc.
333 Third Avenue North, Suite 200
St. Petersburg, FL 33701

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of United Financial Holdings, Inc. (the "Company") as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Synovus Financial Corporation. contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Security and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

Very Truly Yours,

/s/ Brown, Burke Capital Partners, L.L.C.

Brown, Burke Capital Partners, L.L.C.